Exhibit 10.1

AMENDMENT NO. 2 TO

INCENTIVE AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of April 29, 2013, to the Incentive Agreement (“Agreement”), dated as of November 23, 2005, between                     (“Employee”) and ADVANCED BIOTHERAPEUTICS, INC. (individually, “Employer,” and, collectively with its affiliates, Athersys, Inc. (“Athersys”) and ReGenesys, LLC, the “Company”).

WHEREAS, the Employee is currently an executive employee of the Company; and

WHEREAS, the Agreement provides Employee with a potential bonus associated with the completion of an M&A Transaction or Asset Sale; and

WHEREAS, the Company has determined that it is in the best interest of the Company and its shareholders to terminate the Agreement in exchange for the issuance to Employee of (i) a specified number of restricted stock units in the Company under the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (As Amended and Restated Effective June 18, 2013) and any amendments thereto (the “LTIP”) to be awarded at the Board meeting following the completion of the 2013 annual stockholders’ meeting, and (ii) routine, annual grants of equity rights under the LTIP , commencing with the Board meeting following the 2013 annual stockholders’ meeting; and

WHEREAS, the Employee is willing to terminate the Agreement in exchange for participation in the LTIP as described below and under the conditions set forth below; and

WHEREAS, pursuant to Section 8b of the Agreement, the Agreement may be amended or terminated pursuant to a writing signed by the Company and the Employee;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. The Agreement shall be terminated and shall be of no further force and effect without the need for any further action on the part of the Company or the Employee upon the occurrence of all of the following:

(a) The shareholders of the Company approve an increase of not less than 6.0 million shares in the number of shares of Common Stock of the Company authorized for award under the LTIP by June 18, 2013.

(b) The Board of Directors of the Company approves the award of not fewer than                      Restricted Stock Units to the Employee under and subject to the terms and conditions of the LTIP and the form of Restricted Stock Unit Agreement attached hereto by June 18, 2013.

(c) The Board of Directors determines that the Employee shall be eligible to receive annual awards under the LTIP in the ordinary course, and the Board shall have approved the grant of the first annual award to the Employee by June 18, 2013. Any such award shall be granted pursuant to and subject to the terms and conditions of the LTIP, as in effect from time to time hereafter.

2. This Amendment shall be terminated and shall be of no further force and effect without the need for any further action on the part of the Company or the Employee if any of 1(a) – (c) do not occur.

3. This Amendment may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together shall constitute one and the same Amendment. It is understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4. This Amendment shall be construed and interpreted in accordance with the laws of the State of Ohio.

5. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the day and year first written above.

[EMPLOYEE NAME]	ADVANCED BIOTHERAPEUTICS, INC.

By:
Name:
Title:

Date	Date

Acknowledged By:

ATHERSYS, INC.	REGENESYS, LLC

By:	By:
Name:	Name:
Title:	Title:

Date	Date

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